UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 1, 2009

EXCLUSIVE APPAREL, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-140305	20-556127
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8860 Greenlawn Street
Riverside, CA 92508
(Address of principal executive office)

(951) 902-2022
(Registrant's telephone number, including area code)

6555 W. Gary Avenue, Las Vegas, NV 89139
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

EXPLANATORY NOTE

This Amendment No. 1 amends the Current Report on Form 8-K filed on October 6, 2009 to supplement the disclosure included under Item 4.01 thereof.

Item 4.01   Changes in Registrant’s Certifying Accountant

On October 2, 2009, Exclusive Apparel, Inc. ("the Company") received notice that its current auditors, Rotenberg and Co. LLP, had resigned in connection with their merger with EFP Group.  The Company has engaged the new firm resulting from the merger, EFP Rotenberg, LLP, to continue as the Company's independent registered public accounting firm.  All of the partners and employees of Rotenberg and Co. LLP and EFP Group have joined the new firm, EFP Rotenberg, LLP.

Rotenberg and Co. LLP was engaged by the Company on September 22, 2009 and has not performed any services to date for the Company.  Rotenberg and Co. LLP has not performed any audit services or rendered any audit report from the time of its engagement through the date of cessation of the client-auditor relationship on October 1, 2009.  There have been no disagreements with Rotenberg and Co. LLP or reportable events since the date of their engagement on September 22, 2009 through the cessation of the client-auditor relationship on October 1, 2009.

On October 9, 2009, with the approval of the Audit Committee of the Company’s Board of Directors, EFP Rotenberg, LLP was engaged as the Company's independent registered public accountant effective concurrent with the merger.   Prior to such engagement, during the two most recent fiscal years, the Company has not consulted with EFP Rotenberg, LLP on any matter.

The Company provided Rotenberg and Co. LLP with a copy of this Current Report on Form 8-K/A prior to its filing with the Securities and Exchange Commission (“SEC”) and requested that Rotenberg and Co., LLP furnish the Company with a letter addressed to the SEC stating whether it agrees with the above statements and, if it does not agree, the respects in which it does not agree, a copy of which is filed as Exhibit 16.1 herewith.

Exhibits:

16.1	Letter from Rotenberg & Co., LLP to the U.S. Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCLUSIVE APPAREL, INC.

Date:  October 13, 2009                                                         By:         /s/ Georgette Mathers
Georgette Mathers,
President and Chief Executive Officer